Vital Farms Reports Fourth Quarter and Fiscal Year 2024 Financial Results and Announces Fiscal Year 2025 Guidance

Fiscal Year 2024 Net Revenue of $606.3 million, up 28.5% versus Fiscal Year 2023
FY 2025 Outlook of $740 million in Net Revenue and $100 million in Adjusted EBITDA

On Track to Reach $1 Billion Net Revenue Target in 2027

AUSTIN, TX – February 27, 2025 – Vital Farms (Nasdaq: VITL), a Certified B Corporation that offers a range of ethically produced foods nationwide, today reported financial results for its fourth quarter and fiscal year ended December 29, 2024.

Financial highlights for the fourth quarter ended December 29, 2024 (13 weeks), compared to the fourth quarter ended December 31, 2023 (14 weeks), include:

•
Net Revenue increased 22.2% to $166.0 million on a reported basis, compared to $135.8 million, and increased 30% on a like-for-like basis when accounting for one fewer week in the fourth quarter of 2024 (13 weeks) versus the fourth quarter of 2023 (14 weeks)
•
Gross Margin expanded 280 basis points to 36.1%, compared to 33.3%
•
Net Income increased 46.8% to $10.6 million, compared to $7.2 million
•
Net Income per Diluted Share of $0.23, compared to $0.17
•
Adjusted EBITDA of $19.1 million, compared to $13.9 million1

Financial highlights for the fiscal year ended December 29, 2024 (52 weeks), compared to the fiscal year ended December 31, 2023 (53 weeks), include:

•
Net Revenue increased 28.5% to $606.3 million, compared to $471.9 million
•
Gross Margin expanded 352 basis points to 37.9%, compared to 34.4%
•
Net Income grew 108.8% to of $53.4 million, compared to $25.6 million
•
Net Income per Diluted Share of $1.18, compared to $0.59
•
Adjusted EBITDA of $86.7 million, compared to $48.3 million1

“2024 was an outstanding year for Vital Farms. We exceeded $600 million in net revenue, keeping us well on track to deliver our $1 billion sales target by 2027. We also added approximately 125 new family farms, and our farm network at the end of 2024 totaled more than 425, with more on the way. We accomplished these milestones while investing in the Vital Farms brand and expanding our supply chain capabilities to ensure future growth. We could not have done this without our great stakeholders, including our crew members, our farmers, and our customers, and I’d like to thank them for their dedication to bringing ethical food to the table. Industry supply will remain under pressure to start the year due to the impact of HPAI on poultry flocks across the United States. We have experienced supply constraints to start the year. However, as the year progresses, we believe the supply chain investments we made in 2024 and into 2025 will begin bearing fruit. We expect our business to accelerate in the second half of the year as we add to our supply, helping drive us toward our ambitious net revenue and adjusted EBITDA guidance for 2025 and beyond,” said Russell Diez-Canseco, Vital Farms’ President and CEO.

1Adjusted EBITDA is a non-GAAP financial measure defined in the section titled “Non-GAAP Financial Measures” below and is reconciled to net income, its closest comparable GAAP measure, at the end of this release.

For the 13 Weeks Ended December 29, 2024

Net revenue increased 22.2% to $166.0 million in the fourth quarter of 2024, compared to $135.8 million in the fourth quarter of 2023. Net revenue growth in the fourth quarter of 2024 was driven by volume-related revenue growth of $19 million and price/mix benefits. Volume growth was driven by higher velocities on our current products, new offerings, and retail distribution gains with new and current customers.

The extra week in the fourth quarter of 2023, which was 14 weeks compared to 13 weeks in the fourth quarter of 2024, contributed $8.5 million of 2023 net revenue. Excluding the extra week, net revenue increased 30% in the fourth quarter of 2024.

Gross profit was $59.9 million, or 36.1% of net revenue, in the fourth quarter of 2024, compared to $45.2 million, or 33.3% of net revenue, in the prior year quarter. Gross profit and gross margin growth was driven by higher net revenue, scale and price/mix benefits, operational efficiencies, and favorable conventional commodity and diesel costs. This was partially offset by increased investment in crew members to keep pace with company growth.

Income from operations in the fourth quarter of 2024 was $13.0 million, compared to income from operations of $9.1 million in the fourth quarter of 2023. This performance was driven by higher sales and gross profit, partially offset by higher promotions and personnel and marketing investments.

Net income was $10.6 million in the fourth quarter of 2024, compared to net income of $7.2 million in the prior year quarter. The rise in net income was driven by higher sales and improved gross profit performance.

Net income per diluted share was $0.23 for the fourth quarter of 2024, compared to net income per diluted share of $0.17 in the prior year quarter.

Adjusted EBITDA was $19.1 million, or 11.5% of net revenue, in the fourth quarter of 2024, compared to $13.9 million, or 10.2% of net revenue, in the fourth quarter of 2023. Adjusted EBITDA growth was driven by higher sales and gross profit, partially offset by new investments in marketing and employee-related expenses as we continue to scale a world-class organization.

The extra week in the fourth quarter of 2023, which was 14 weeks compared to 13 weeks in the fourth quarter of 2024, contributed $0.9 million of 2023 Adjusted EBITDA.

Adjusted EBITDA excludes certain non-cash items. Adjusted EBITDA is a non-GAAP financial measure defined in the section titled “Non-GAAP Financial Measures” below and is reconciled to net income, its closest comparable GAAP measure, at the end of this release.

For the 52 Weeks Ended December 29, 2024

Net revenue increased 28.5% to $606.3 million in fiscal year 2024, compared to $471.9 million in fiscal year 2023. Net revenue growth in fiscal year 2024 was driven by volume-related increases of $103.0 million and price/mix benefits. Volume growth was driven by both new and current customers. When accounting for an extra week in the fourth quarter of 2023, 14 weeks in versus 13 in the fourth quarter of 2024, like-for-like sales grew 31%.

Gross profit was $229.9 million, or 37.9% of net revenue in fiscal year 2024, compared to $162.3 million, or 34.4% of net revenue, in 2023. Gross profit and gross margin growth was driven by higher net revenue, scale and price/mix benefits, operational efficiencies, and favorable conventional commodity and diesel costs. This was partially offset by an increase in trade as a percentage of gross revenue.

Income from operations in fiscal year 2024 was $63.6 million, compared to income from operations of $33.3 million in fiscal year 2023. This performance was driven by higher sales and gross profit, partially offset by higher promotions and personnel and marketing investments.

Net income was $53.4 million in fiscal year 2024, compared to net income of $25.6 million in the prior year. The rise in net income was driven by higher sales and improved gross profit performance.

Net income per diluted share was $1.18 for fiscal year 2024, compared to net income per diluted share of $0.59 in the prior year.

Adjusted EBITDA was $86.7 million, or 14.3% of net revenue, in fiscal year 2024, compared to $48.3 million, or 10.2% of net revenue, in fiscal year 2023. Adjusted EBITDA growth was driven by higher sales and gross profit, partially offset by new investments in marketing and employee-related expenses as we continue to scale a world-class organization.

The extra week in fiscal year 2023, which was 53 weeks compared to 52 weeks in fiscal year 2024, contributed $0.9 million of 2023 Adjusted EBITDA.

Adjusted EBITDA excludes certain non-cash items. Adjusted EBITDA is a non-GAAP financial measure defined in the section titled “Non-GAAP Financial Measures” below and is reconciled to net income, its closest comparable GAAP measure, at the end of this release.

Balance Sheet and Cash Flow Highlights

Cash, cash equivalents and marketable securities were $160.3 million as of December 29, 2024, and we had no outstanding debt. Net cash provided by operating activities was $64.8 million for the 52-week period ended December 29, 2024, compared to net cash provided by operating activities of $50.9 million for the 53-week period ended December 31, 2023.

Capital expenditures totaled $28.6 million in the 52-week period ended December 29, 2024, compared to $11.5 million in the 53-week period ended December 31, 2023. Our full-year capital expenditures were below our guidance for 2024 as we extended some capital spending into 2025.

Fiscal 2025 Outlook

Thilo Wrede, Vital Farms’ Chief Financial Officer, commented: “Boosted by high consumer demand for Vital Farms products and a favorable commodity cost environment, we delivered another strong financial performance in 2024. Looking ahead, I am pleased to announce our financial guidance for 2025. Our outlook for 2025 reflects our expectation that we will continue to be supply constrained early in the year, but we expect those constraints to ease into the second half as we benefit from new family farms coming online and our new washing and packing line at our Egg Central Station facility in Springfield, Missouri becoming operational in the fourth quarter of 2025. We will continue to invest in our brands and our supply chain capabilities as we target $1 billion in sales by 2027.”

For the fiscal year 2025, we expect:

•
Net revenue of at least $740 million, which represents at least 22% growth versus fiscal year 2024.
•
Adjusted EBITDA of at least $100 million, which represents at least 15% growth versus fiscal year 2024.
•
Capital expenditure for the full year in the range of $50 million to $60 million. This reflects planned investments in the new washing and packing line at Egg Central Station in Missouri, our planned new egg washing and packing facility, accelerator farms, and the Digital Transformation project that we expect to go live in the second half 2025. We continue to evaluate our capital allocation priorities, and we will provide updates as necessary in future earnings reports.

Vital Farms’ guidance assumes that there are no significant disruptions to the supply chain or its customers or consumers, including any issues from adverse macroeconomic factors. Vital Farms cannot provide a reconciliation between its forecasted Adjusted EBITDA and net income and Adjusted EBITDA Margin and net income margin, their most directly comparable GAAP measures, without unreasonable effort due to the unavailability of reliable estimates for income taxes, among other items. These items are not within our control and may vary greatly between periods and could significantly impact future financial results.

Conference Call and Webcast Details

Vital Farms will host a conference call and webcast at 8:30 a.m. ET today to discuss the results. To participate on the live call, listeners in North America may dial +1-800-715-9871 and international listeners may dial +1-646-307-1963 with the Conference ID: 8674985. Alternatively, participants may access the live webcast on the Vital Farms Investor Relations website at https://investors.vitalfarms.com under “Events.” The webcast will be archived in 30 days.

About Vital Farms

Vital Farms (Nasdaq: VITL) is a Certified B Corporation that offers a range of ethically produced foods nationwide. Started on a single farm in Austin, Texas, in 2007, Vital Farms is now a national consumer brand that works with more than 425 family farms and is the leading U.S. brand of pasture-raised eggs by retail dollar sales. Vital Farms’ ethics are exemplified by its focus on the humane treatment of farm animals and sustainable farming practices. In addition, as a Delaware public benefit corporation, Vital Farms prioritizes the long-term benefits of each of its stakeholders, including farmers and suppliers, customers and consumers, communities and the environment, and crew members and stockholders. Vital Farms’ products, including shell eggs, butter, hard-boiled eggs, and liquid whole eggs, are sold in approximately 24,000 stores nationwide. Vital Farms pasture-raised eggs can also be found on menus at hundreds of foodservice operators across the country. For more information, visit https://vitalfarms.com/.

Forward-Looking Statements

This press release and the earnings call referencing this press release contain “forward-looking” statements, as that term is defined under the federal securities laws, including but not limited to statements regarding Vital Farms’ market opportunity, anticipated growth, expectations regarding supply constraints, timing regarding Vital Farms’ Digital Transformation project, specifications and timing regarding Vital Farms’ planned egg washing and packing facility in Seymour, Indiana and new egg grading system at Egg Central Station in Springfield, Missouri, the effect of such projects on Vital Farms’ future revenue, future growth of its family farm network, and future financial performance, including management’s outlook for fiscal year 2025 and management’s long-term outlook. These forward-looking statements are based on Vital Farms’ current assumptions, expectations, and beliefs and are subject to substantial risks, uncertainties, assumptions, and changes in circumstances that may cause Vital Farms’ actual results, performance, or achievements to differ materially from those expressed or implied in any forward-looking statement.

The risks and uncertainties referred to above include, but are not limited to: Vital Farms’ expectations regarding its revenue, expenses, and other operating results; Vital Farms’ ability to attract new customers, to successfully retain existing customers, to attract and retain its suppliers, distributors, and co-manufacturers, and to maintain its relationships with members of its existing farm network and further expand its farm network and development of its accelerator farms; Vital Farms’ ability to sustain or increase its profitability; Vital Farms’ expectations regarding its future growth in the foodservice channel; Vital Farms’ ability to procure sufficient high-quality eggs, cream for its butter, and other raw materials; real or perceived quality or food safety issues with Vital Farms’ products or other issues that adversely affect Vital Farms’ brand and reputation; changes in the tastes and preferences of consumers; the financial condition of, and Vital Farms’ relationships with, its farmers, suppliers, co-manufacturers, distributors, retailers, and foodservice customers, as well as the health of the foodservice industry generally; the effects of outbreaks of agricultural diseases, including avian influenza and egg drop syndrome, the perception that outbreaks may occur or regulatory or market responses to such outbreaks generally; the ability of Vital Farms, its farmers, suppliers, and its co-manufacturers to comply with food safety, environmental or other laws or regulations; the effects of a public health pandemic or contagious disease, or fear of such outbreaks, on Vital Farms’ supply chain, the demand for its products, and on overall economic conditions, consumer confidence and spending levels; specifications and timing regarding Vital Farms’ planned egg washing and packing facility in Seymour, Indiana and the timing for installation of an additional MOBA egg grading system at Egg Central Station facility in Missouri, and the impacts of prior or future expansions of such facilities on Vital Farms’ future revenue and farm network; future investments in its business, anticipated capital expenditures and estimates regarding capital requirements; anticipated changes in Vital Farms’

product offerings and Vital Farms’ ability to innovate to offer new products or enter into new product categories; the costs and success of marketing efforts; Vital Farms’ ability to effectively manage its growth, to maintain effective internal controls over financial reporting and to remediate and prevent material weaknesses in its internal controls; Vital Farms’ ability to compete effectively with existing competitors and new market entrants; the impact of adverse economic conditions, elevated interest rates, and inflation; the potential influence of Vital Farms’ focus on a specific public benefit purpose and producing a positive effect for society on its financial performance; the sufficiency of Vital Farms’ cash, cash equivalents, marketable securities and availability of credit under its credit facility to meet liquidity needs; seasonality; and the growth rates of the markets in which Vital Farms competes.

These risks and uncertainties are more fully described in Vital Farms’ filings with the Securities and Exchange Commission (SEC), including in the sections entitled “Risk Factors” in its Annual Report on Form 10-K for the fiscal year ended December 29, 2024, which Vital Farms anticipates filing on February 27, 2025, and other filings and reports that Vital Farms may file from time to time with the SEC. Moreover, Vital Farms operates in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for management to predict all risks, nor can Vital Farms assess the impact of all factors on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements Vital Farms may make. In light of these risks, uncertainties, and assumptions, Vital Farms cannot guarantee future results, levels of activity, performance, achievements, or events and circumstances reflected in the forward-looking statements will occur. Forward-looking statements represent management’s beliefs and assumptions only as of the date of this press release. Vital Farms disclaims any obligation to update forward-looking statements except as required by law.

Media:

Rob Discher

Rob.Discher@vitalfarms.com

Investors:

Anthony Bucalo

Anthony.Bucalo@vitalfarms.com

VITAL FARMS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Amounts in thousands, except share amounts)

(Unaudited)

	13-Weeks Ended December 29, 2024	14-Weeks Ended December 31, 2023	52-Weeks Ended December 29, 2024	53-Weeks Ended December 31, 2023
Net revenue	$165,989	$135,811	$606,307	$471,857
Cost of goods sold	106,113	90,617	376,381	309,531
Gross profit	59,876	45,194	229,926	162,326
Operating expenses:
Selling, general and administrative	37,369	28,794	133,939	101,728
Shipping and distribution	9,502	7,309	32,435	27,344
Total operating expenses	46,871	36,103	166,374	129,072
Income from operations	13,005	9,091	63,552	33,254
Other income (expense), net:
Interest expense	(239)	(268)	(1,010)	(782)
Interest income	1,435	1,044	5,246	2,542
Other expense, net	121	(306)	(250)	(2,813)
Total other income (expense), net	1,317	470	3,986	(1,053)
Net income before income taxes	14,322	9,561	67,538	32,201
Income tax provision	3,740	2,351	14,150	6,635
Net income	10,582	7,210	53,388	25,566
Net income per share:
Basic:	$0.24	$0.17	$1.25	$0.62
Diluted:	$0.23	$0.17	$1.18	$0.59
Weighted average common shares outstanding:
Basic:	43,843,723	41,623,680	42,849,660	41,192,544
Diluted:	45,653,333	43,355,915	45,127,128	43,312,836

VITAL FARMS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Amounts in thousands, except share amounts)

	52-Weeks Ended December 29, 2024	53-Weeks Ended December 31, 2023

Assets
Current assets:
Cash and cash equivalents	$150,601	$84,149
Investment securities, available-for-sale	9,692	32,667
Accounts receivable, net of allowance for credit losses of $691 and $550 as of December 29, 2024 and December 31, 2023, respectively	54,342	39,699
Inventories	23,666	32,895
Prepaid expenses and other current assets, net of allowance for credit losses of $240 and $227 as of December 29, 2024 and December 31, 2023, respectively	7,740	6,114
Total current assets	246,041	195,524
Property, plant and equipment, net	84,521	66,839
Operating lease right-of-use assets	19,617	8,911
Goodwill and other assets	9,153	3,904
Total assets	$359,332	$275,178
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$38,582	$33,485
Accrued liabilities	31,328	24,218
Operating lease liabilities, current	3,849	3,057
Finance lease liabilities, current	3,932	3,255
Income taxes payable	838	1,206
Total current liabilities	78,529	65,221
Operating lease liabilities, non-current	2,918	5,771
Finance lease liabilities, non-current	8,011	10,481
Other liabilities	572	1,028
Total liabilities	$90,030	$82,501
Commitments and contingencies (Note 20)
Stockholders’ equity:
Preferred stock, $0.0001 par value per share, 10,000,000 shares authorized as of December 29, 2024 and December 31, 2023; no shares issued and outstanding as of December 29, 2024 and December 31, 2023	—	—
Common stock, $0.0001 par value per share, 310,000,000 shares authorized as of December 29, 2024 and December 31, 2023; 44,042,355 and 41,684,649 shares issued and outstanding as of December 29, 2024 and December 31, 2023, respectively	4	4
Additional paid-in capital	186,182	163,325
Retained earnings	83,113	29,725
Accumulated other comprehensive loss	3	(377)
Total stockholders’ equity	$269,302	$192,677
Total liabilities and stockholders’ equity	$359,332	$275,178

VITAL FARMS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Amounts in thousands)

(Unaudited)

	52-Weeks Ended December 29, 2024	53-Weeks Ended December 31, 2023
Cash flows from operating activities:
Net income	$53,388	$25,566
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation	13,093	7,925
Reduction in the carrying amount of right-of-use assets	4,191	4,129
Amortization of available-for-sale debt securities	110	348
Amortization of debt issuance costs	60	—
Stock-based compensation expense	10,268	7,417
Uncertain tax positions	(82)	58
Deferred taxes	(1,864)	(179)
Net realized losses on derivative instruments	272	2,711
Other	1,605	438
Changes in operating assets and liabilities:
Accounts receivable	(14,785)	(862)
Inventories	8,930	(6,443)
Income taxes receivable	—	—
Prepaid expenses and other current assets	(1,244)	(1,151)
Deposits and other assets	(3,755)	98
Income taxes payable	(368)	782
Accounts payable	5,810	6,671
Accrued liabilities	6,749	5,157
Operating lease liabilities	(17,554)	(1,759)
Net cash provided by operating activities	$64,824	$50,906
Cash flows from investing activities:
Purchases of property, plant and equipment	(28,646)	(11,538)
Purchases of leasehold improvements	—	—
Purchases of available-for-sale debt securities	—	(982)
Purchases of derivative instruments	(1,701)	(1,971)
Sales of available-for-sale debt securities	—	2,895
Settlements of derivative instruments	—	106
Maturities and call redemptions of available-for-sale debt securities	23,320	32,265
Proceeds from the sale of property, plant and equipment	1	1,056
Return of investment in variable interest entity	—	552
Dissolution of equity investment	—	—
Net cash (used in) provided by investing activities	$(7,026)	$22,383

VITAL FARMS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Amounts in thousands)

(Unaudited)

	52-Weeks Ended December 29, 2024	53-Weeks Ended December 31, 2023
Cash flows from financing activities:
Proceeds from borrowing under revolving line of credit	—	7,500
Proceeds from exercise of stock options	13,680	692
Proceeds from issuance of common stock under employee stock purchase plan	419	296
Repayment of revolving line of credit	—	(7,500)
Payment of tax withholding obligation on vested RSU shares	(1,510)	(796)
Principal payments under finance lease obligations	(3,521)	(2,246)
Payment of financing costs	(414)	—
Payment of contingent consideration	—	—
Net cash provided by (used in) financing activities	$8,654	$(2,054)
Net increase in cash and cash equivalents	66,452	71,235
Cash and cash equivalents at beginning of the period	84,149	12,914
Cash and cash equivalents at end of the period	$150,601	$84,149
Supplemental disclosure of cash flow information:
Cash paid for interest	$950	$775
Cash paid for income taxes	$16,578	$5,996
Supplemental disclosure of non-cash investing and financing activities:
Purchases of property, plant and equipment included in accounts payable and accrued liabilities	$884	$187

Non-GAAP Financial Measures

We report our financial results in accordance with GAAP. However, management believes that Adjusted EBITDA and Adjusted EBITDA Margin, non-GAAP financial measures, provide investors with additional useful information in evaluating our performance.

Adjusted EBITDA and Adjusted EBITDA Margin are financial measures that are not required by or presented in accordance with GAAP. We believe that Adjusted EBITDA and Adjusted EBITDA Margin, when taken together with our financial results presented in accordance with GAAP, provide meaningful supplemental information regarding our operating performance and facilitate internal comparisons of our historical operating performance on a more consistent basis by excluding certain items that may not be indicative of our business, results of operations or outlook. In particular, we believe that the use of Adjusted EBITDA and Adjusted EBITDA Margin are helpful to our investors as they are measures used by management in assessing the health of our business, determining incentive compensation and evaluating our operating performance, as well as for internal planning and forecasting purposes.

We calculate Adjusted EBITDA as net income, adjusted to exclude: (1) depreciation and amortization; (2) stock-based compensation expense; (3) (benefit) or provision for income taxes as applicable; (4) interest expense; and (5) interest income. We calculate Adjusted EBITDA Margin as Adjusted EBITDA divided by Net Revenue.

Adjusted EBITDA and Adjusted EBITDA Margin are presented for supplemental informational purposes only, have limitations as analytical tools and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. Some of the limitations of Adjusted EBITDA and Adjusted EBITDA Margin include that (1) they do not properly reflect capital commitments to be paid in the future, (2) although depreciation and amortization are non-cash charges, the underlying assets may need to be replaced and Adjusted EBITDA and Adjusted EBITDA Margin do not reflect these capital expenditures, (3) they do not consider the impact of stock-based compensation expense, (4) they do not reflect other non-operating expenses, including interest expense; and (5) they do not reflect tax payments that may represent a reduction in cash available to us. In addition, our use of Adjusted EBITDA and Adjusted EBITDA Margin may not be comparable to similarly titled measures of other companies because they may not calculate Adjusted EBITDA and Adjusted EBITDA Margin in the same manner, limiting the usefulness as comparative measures. Because of these limitations, when evaluating our performance, you should consider Adjusted EBITDA and Adjusted EBITDA Margin alongside other financial measures, including our net income and other results stated in accordance with GAAP.

The following table presents a reconciliation of Adjusted EBITDA to net income and a reconciliation of Adjusted EBITDA Margin to net income margin, the most directly comparable financial measures stated in accordance with GAAP, for the 13-week, 14-week, 52-week and 53-week periods presented.

VITAL FARMS, INC.

ADJUSTED EBITDA RECONCILIATION

(Amounts in thousands)

(Unaudited)

	13-Weeks Ended December 29, 2024	14-Weeks Ended December 31, 2023	52-Weeks Ended December 29, 2024	53-Weeks Ended December 31, 2023
	(in thousands)		(in thousands)
Net income	$10,582	$7,210	$53,388	$25,566
Depreciation and amortization[1]	3,264	3,194	13,093	10,490
Stock-based compensation expense	2,696	1,915	10,268	7,417
Income tax provision	3,740	2,351	14,150	6,635
Interest expense	239	268	1,010	782
Interest income	(1,435)	(1,044)	(5,246)	(2,542)
Adjusted EBITDA	$19,086	$13,894	$86,663	$48,348

Net revenue	$165,989	$135,811	$606,307	$471,857
Net income margin[2]	6.4%	5.3%	8.8%	5.4%
Adjusted EBITDA margin[3]	11.5%	10.2%	14.3%	10.2%

1 Amount also includes finance lease amortization.

2 Net income margin is calculated by dividing net income by net revenue.

3 Adjusted EBITDA Margin is calculated by dividing Adjusted EBITDA by net revenue.